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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

Board of Directors
Good Guys, Inc.

We consent to the incorporation by reference in Registration Statements No. 33-5935, 33-19342, 33-38749, 33-39421, 33-60957, 333-67545, 333-34128, 333-61720
and 333-89676 on Form S-8 and in Registration Statements No. 333-87477, 333-32432, 333-55770 and 333-85398 on Form S-3 of Good Guys, Inc. of our report dated April 16, 2003 included in this Annual Report on Form 10-K of Good Guys, Inc. for the fiscal year ended February 28, 2003.


/s/ Deloitte & Touche LLP


San Francisco, California
May 6, 2003